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                                  [LETTERHEAD]

State Street Bank & Trust Company
225 Franklin Street
Boston, Massachusetts 02110



Dear Sirs:

     In accordance with Section 17 of the Custodian Contract, dated January 3, 1996 (the "Agreement"), between RCM Equity Funds, Inc. (the "Fund") and State Street Bank & Trust Company (the "Bank"), the Fund hereby notifies the Bank of the Fund's desire to have the Bank render services as Custodian under the terms of the Agreement with respect to RCM Large Cap Growth Fund, a series of shares of common stock of the Fund.

     Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.

                                   Very truly yours,
                                   RCM EQUITY FUNDS, INC.

                                   By:
                                        ------------------------
                                        Name:
                                        Title

Accepted:

STATE STREET BANK & TRUST COMPANY

By:
     ------------------------
     Name:
     Title